Exhibit 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of August 16, 2016, by and among Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), FirstMerit Corporation, an Ohio corporation (“FirstMerit”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, FirstMerit and the Trustee entered into a Subordinated Indenture dated as of February 4, 2013 (the “Original Indenture”);

WHEREAS, on February 4, 2013, FirstMerit and the Trustee entered into that certain First Supplemental Indenture (the “First Supplemental Indenture”), pursuant to which FirstMerit issued $250 million of its 4.350% Subordinated Notes due 2023;

WHEREAS, on the date of this Second Supplemental Indenture, West Subsidiary Corporation, an Ohio corporation and a direct, wholly-owned subsidiary of Huntington, will merge with and into FirstMerit, with FirstMerit being the surviving corporation, and as reasonably as practicable thereafter, FirstMerit will merge with and into Huntington, with Huntington being the surviving corporation (the merger of FirstMerit into Huntington, the “Merger”), whereupon the separate corporate existence of FirstMerit will cease;

WHEREAS, Section 801 of the Original Indenture (as amended by the First Supplemental Indenture and this Second Supplemental Indenture, the “Indenture”) requires that Huntington expressly assume, by an indenture supplemental to the Original Indenture, executed and delivered by Huntington to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on or any Additional Amounts in respect of all the Securities and the performance of every other covenant of the Indenture on the part of FirstMerit to be performed or observed;

WHEREAS, Section 901 of the Indenture authorizes, without the consent of any Holders of Securities, the execution of a supplemental indenture, in form satisfactory to the Trustee, to evidence the succession of another Person to FirstMerit, and the assumption by any such successor of the covenants and obligations of FirstMerit under the Indenture and the Securities;

WHEREAS, each of Huntington and FirstMerit desires the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture and has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel satisfying the requirements of the Indenture;

WHEREAS, the execution and delivery of this Second Supplemental Indenture is authorized and permitted by the Original Indenture and the First Supplemental Indenture, and complies with the Trust Indenture Act; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

NOW, THEREFORE, in compliance with Section 901 of the Indenture, and in consideration of the covenants contained herein and intending to be legally bound hereby, Huntington, FirstMerit and the Trustee, for the benefit of each other and for the benefit of the Holders of Securities, agree as follows:

1.	Assumption of Payment and Performance. Huntington hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on or any Additional Amounts in respect of all the Securities and the performance of every other covenant of this Indenture on the part of FirstMerit to be performed or observed.

2.	Effect of Second Supplemental Indenture. Upon the execution of this Second Supplemental Indenture, (i) the Indenture shall be and hereby is modified in accordance herewith; (ii) this Second Supplemental Indenture forms a part of the Indenture for all purposes and each reference in the Indenture to this “Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby; (iii) except as modified and amended by this Second Supplemental Indenture, the Indenture shall continue in full force and effect; (iv) the Securities shall continue to be governed by the Indenture; and (v) every Holder of Securities heretofore or hereafter under the Indenture shall be bound by this Second Supplemental Indenture.

3.	Notation on Notes. Notes authenticated and delivered on or after the date hereof shall bear the following notation, which may be printed or typewritten thereon:

“Effective August 16, 2016, FirstMerit Corporation, an Ohio corporation (“FirstMerit”), was merged with and into Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), with Huntington as the surviving corporation. Pursuant to the Second Supplemental Indenture, dated as of August 16, 2016, Huntington assumed the obligations of FirstMerit and the performance of every covenant and condition of the Indenture and the Notes on the part of FirstMerit to be performed or observed.”

If Huntington shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by Huntington and authenticated and delivered by the Trustee in accordance with Section 906 of the Indenture in exchange for the Securities then outstanding, and thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided as to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the holder of such Security. The CUSIP number for the Notes shall not be changed by the Merger.

4.

The Trustee. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Huntington and FirstMerit. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the

Trustee, whether or not elsewhere herein so provided. Huntington and FirstMerit hereby confirm to the Trustee that this Second Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from Huntington.

5.	Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

6.	Successors and Assigns. This Second Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the holders of any Securities then outstanding.

7.	Severability. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.	Headings. The headings used in this Second Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Second Supplemental Indenture.

9.	Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Richard A. Cheap
Name:	Richard A. Cheap
Title:	General Counsel and Secretary

FIRSTMERIT CORPORATION

By:	/s/ Paul G. Greig
Name:	Paul G. Greig
Title:	Chairman, President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Julius R. Zamora
Name:	Julius R. Zamora
Title:	Vice President

[Signature Page to Second Supplemental Indenture]